UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2006

ENTERPRISE GP HOLDINGS L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32610	13-4297064
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 381-6500
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

In accordance with General Instruction B.2 of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

On May 31, 2006, Dr. Ralph S. Cunningham and Michael A. Creel gave a presentation to investors and analysts regarding the growth strategies, capital spending program and recent financial performance of Enterprise Products Partners L.P. Dr. Cunningham is Group Executive Vice President and Chief Operating Officer of Enterprise Products GP, LLC, the general partner of Enterprise Products Partners L.P. Mr. Creel is an Executive Vice President and the Chief Financial Officer of Enterprise Products GP, LLC. Enterprise Products Partners L.P. is a North American midstream energy company that provides a wide range of services to producers and consumers of natural gas, natural gas liquids (“NGLs”), and crude oil. In addition, Enterprise Products Partners L.P. is an industry leader in the development of pipeline and other midstream assets in the continental United States and Gulf of Mexico. Enterprise GP Holdings L.P. is the sole member of Enterprise Products GP, LLC.

A copy of the presentation is filed as Exhibit 99.1 to a Current Report on Form 8-K filed by Enterprise Products Partners L.P. on May 31, 2006 (File No. 1-14323), which includes a glossary of industry terms, and a reconciliation of non-GAAP measures, used in that presentation. In addition, interested parties will be able to view the presentation by visiting Enterprise Products Partners L.P.’s website, www.epplp.com. The presentation will be archived on its website for 90 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE GP HOLDINGS L.P.

By:	EPE Holdings, LLC, as general partner

Date: May 31, 2006	By: _____/s/ Michael J. Knesek_____________
Michael J. Knesek
Senior Vice President, Controller
and Principal Accounting Officer
of EPE Holdings, LLC